United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2006

Date of Report (date of earliest event reported):

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869

(Commission File Number)

British Virgin Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive	c/o UTi, Services, Inc.
Road Town, Tortola	19500 Rancho Way, Suite 116
British Virgin Islands	Rancho Dominguez, CA 90220 USA

(Addresses of Principal Executive Offices)

310.604.3311

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K

March 7, 2006

Item 1.01	Entry into a Material Definitive Agreement

On March 7, 2006, concurrently with the execution of, and the closing of the transactions contemplated by, the Stock Purchase Agreement (defined below), UTi Worldwide Inc. (UTi), through its indirect subsidiary UTi (U.S.) Logistics Holdings Inc. (Logistics), borrowed $150 million pursuant to a senior, secured term loan credit facility (the Bridge Facility) among UTi, UTi (Netherlands) Holdings B.V. (Holdings), its indirect subsidiary, Logistics, various financial institutions parties thereto and LaSalle Bank National Association (LaSalle), as administrative agent for the lenders. UTi entered into the Bridge Facility to provide short-term financing for the acquisition of Market Industries, Ltd. (Market).

At Logistics’ election, amounts outstanding under the Bridge Facility bear interest at (i) the greater of LaSalle’s prime rate or the overnight federal funds rate plus .5%, or (ii) LIBOR plus 1.25%. Interest accrues monthly, in arrears. Amounts outstanding under the Bridge Facility mature on September 7, 2006 and Logistics may prepay any outstanding amounts under the Bridge Facility without fees or penalties, subject to the payment of costs associated with the prepayment of any LIBOR rate loans. In addition, subject to certain customary exceptions, Logistics must repay the outstanding principal amount of the Bridge Facility by an amount equal to 100% of the net cash proceeds from certain dispositions of assets and from certain issuances of debt or equity.

The Bridge Facility is secured by a pledge of all the shares of Market and each of its subsidiaries. The obligations under the Bridge Facility are guaranteed by UTi, Holdings and the other loan parties other than Logistics.

The Bridge Facility includes customary events of default and other customary covenants, including, but not limited to, financial covenants, restrictions on certain types of payments, activities and transactions, reporting covenants and others. The Bridge Facility also includes standard provisions related to conditions of borrowing. The lenders may terminate their obligation to make term loans under the Bridge Facility, and may accelerate payment of Logistics’ indebtedness under the Bridge Facility, upon the occurrence of an event of default, which include the failure to comply with the covenants contained in the Bridge Facility. Upon the occurrence and during the continuance of an event of default, the annual rate of interest will increase by 2%.

LaSalle is also the administrative agent for the lenders in connection with the senior revolving syndicated credit facility agreement between certain of UTi’s subsidiaries in the United States and LaSalle as agent, and various other lenders (the Revolving Facility). In addition, affiliates of LaSalle have been appointed or engaged by UTi to assist it in connection with its intention to seek long term financing to replace the Bridge Facility and a new credit facility. UTi believes that the fees and rates payable under the Bridge Facility, the Revolving Facility and in connection with such appointments and engagements are usual and customary for transactions of this nature.

The foregoing description of the Bridge Facility is qualified in its entirety by reference to the full terms and conditions of the credit agreement for the Bridge Facility, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In addition, on March 7, 2006, Logistics entered into the Stock Purchase Agreement, which contains representations, warranties, indemnities and other covenants and agreements, and closed the transactions contemplated thereby. For additional information regarding the terms and conditions of the Stock Purchase Agreement, please see the disclosure under Item 2.01 of this Current Report on 8-K, which disclosure is incorporated herein by reference. This description of the Stock Purchase Agreement is qualified in its entirety by reference to the full terms and conditions of the Stock Purchase Agreement which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. Neither UTi nor any of its affiliates has any material relationship with the selling parties to the Stock Purchase Agreement, other than in respect of the Stock Purchase Agreement and the transactions contemplated thereby.

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 7, 2006, UTi, through its indirect subsidiary Logistics, acquired all the outstanding equity interests of Market pursuant to the terms of the Stock Purchase Agreement, dated as of March 7, 2006, among Market, Logistics, the shareholders of Market and the other parties named therein (the Stock Purchase Agreement). The initial purchase price for the Market shares was approximately $197.1 million, a portion which was used to pay off Market’s outstanding indebtedness. The initial purchase price is subject to certain closing, working capital and tax-related adjustments. The purchase price was partly financed by the borrowing under the Bridge Facility described in Item 1.01 above.

In connection with the transactions contemplated by the Stock Purchase Agreement, Logistics entered into certain non-solicitation and non-competition agreements with members of Market’s current management team and the selling parties, as well as an escrow agreement to secure certain indemnification obligations of the selling parties and other obligations of the parties. Neither UTi nor any of its affiliates has any material relationship with the selling parties, other than in respect of the Stock Purchase Agreement and the transactions contemplated thereby.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, dated March 7, 2006, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety. A copy of the credit agreement for the Bridge Facility is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

Exhibit	Description

2.1*	Stock Purchase Agreement, dated as of March 7, 2006, among UTi (U.S.) Logistics Holdings Inc., Market Industries, Ltd., and the other parties named therein (1)
10.1

Credit Agreement, dated as of March 7, 2006, among UTi (U.S.) Logistics Holdings Inc., UTi Worldwide Inc., UTi (Netherlands) Holdings B.V., LaSalle Bank National Association and the lenders identified therein

*

Certain confidential portions of this exhibit have been omitted pursuant to a request for confidential treatment. Omitted portions have been filed separately with the Securities and Exchange Commission.

(1)

The exhibits and schedules to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. UTi will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

Safe Harbor Statement

Certain statements in this Current Report on Form 8-K may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including integration risks associated with acquisitions; increased competition; the effects of changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including inventory build-up, economic slowdowns and consumer confidence; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; the success and effects of new strategies; disruptions caused by conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date:	March 13, 2006	By:	/s/ Lawrence R. Samuels
Lawrence R. Samuels
Senior Vice President – Finance, Chief Financial Officer